Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports
Fourth Quarter and Full Year 2019 Results

HOUSTON, February 27, 2020 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2019 results as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands) (Unaudited)	2019	2018	2019	2018
Net income (loss) from continuing operations (1)	$(119,448)	$35,092	$(25,414)	$122,360
Asset impairments	147,730	18,038	148,214	18,280
Net income from continuing operations excluding asset impairments (1)	$28,282	$53,130	$122,800	$140,640
Adjusted EBITDA (1)(2)	37,974	72,936	199,228	230,241
Cash flow provided by (used in) continuing operations:
Operating activities	19,394	80,489	137,319	178,282
Investing activities	259	2,078	8,221	7,607
Financing activities	(33,551)	64,856	(253,305)	(6,839)
Distributable cash flow (1)(2)(3)	19,602	280,658	144,933	383,980
Free cash flow (1)(2)	19,764	80,944	139,040	183,440
Cash flow cushion (last twelve months) (2)			7,762	16,080

(1)	Includes $25.0 million from the Hillsboro litigation settlement in NRP's Coal Royalty and Other Segment for the three months and year ended December 31, 2018.

(2)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(3)	Includes net proceeds from the sale of NRP's construction aggregates business which were classified as investing cash flows from discontinued operations.

"Despite a weakened coal market, we generated $139 million of free cash flow and repaid $163 million of debt in 2019," said Craig Nunez, NRP's President and Chief Operating Officer. "We continue to maintain strong cash balances and liquidity, and our efforts to de-lever and de-risk the Partnership over the past five years have prepared us to operate through this downturn.”

NRP's liquidity was $198.3 million at December 31, 2019, consisting of $98.3 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility. At December 31, 2019, NRP's consolidated Debt-to-Adjusted EBITDA ratio was 2.6x.

NRP declared a cash distribution of $0.45 per common unit and a cash distribution of $7.5 million on its preferred units for the fourth quarter of 2019.

Segment Results
Coal Royalty and Other
NRP's Coal Royalty and Other segment revenues and other income in the fourth quarter and full year 2019 was lower by $35.8 million and $13.4 million, respectively, as compared to the prior year periods primarily due to weakened metallurgical and thermal coal markets in 2019 and the $25 million one-time payment from the Hillsboro litigation settlement in the fourth quarter of 2018. These decreases were partially offset by increased minimum lease straight-line revenues primarily related to the Hillsboro property that we began to recognize in 2019 after the completion of the Hillsboro litigation settlement with Foresight. Additionally, full year 2019 results benefited from a $15.9 million increase in revenues primarily related to lessee forfeitures of recoupable balances from minimums paid in prior periods. While a number of NRP's lessees went through the bankruptcy process in 2019, there was minimal impact to NRP as bankrupt lessees bad debt expense was offset by increased lease amendment fees associated with bankruptcies.
NRP also recorded $147.7 million and $148.2 million in non-cash asset impairment expense in the fourth quarter and full year 2019, respectively, primarily as a result of the deterioration in thermal coal markets, lessee capital constraints and the termination of certain thermal coal leases.
Approximately 60% and 65% of coal royalty revenues and approximately 45% and 50% of coal royalty sales volumes were derived from metallurgical coal during the three months and year ended December 31, 2019, respectively.
Soda Ash
Distributions received from Ciner Wyoming were $6.4 million and $31.9 million in the fourth quarter and full year 2019, respectively, as compared to $9.8 million and $46.6 million in the fourth quarter and full year 2018, respectively. The managing partner of Ciner Wyoming decided to reduce distributions during the year to fund a multi-year capacity expansion project that is expected to result in higher earnings and distributions. NRP expects to receive approximately $25 million to $28 million of annual cash distributions from Ciner Wyoming until the project is funded.
Corporate and Financing
Corporate and financing costs declined $8.4 million in the fourth quarter of 2019 compared to the prior year quarter primarily due to lower interest expense as a result of less debt outstanding. Cash paid for interest in the fourth quarter of 2019 increased $15.5 million as compared to the prior year quarter as a result of the timing of interest payments on the parent company bonds that were refinanced in the second quarter of 2019. NRP paid interest on the new 9.125% Notes in the fourth quarter of 2019, compared to interest payments made on the previous 10.5% Notes in the third quarter of 2018.
Corporate and financing costs increased $6.8 million in 2019 as compared to the prior year primarily driven by the refinancing of NRP's bonds and revolving credit facility in the second quarter of 2019 which reduced interest costs, extended maturities and significantly improved the partnership's liquidity and financial flexibility. The refinancings resulted in a $29.3 million loss on extinguishment of debt, which was partially offset by $22.7 million decreased interest expense, net of interest income.
Anadarko Litigation Update
In November 2019, the trial court ruled in NRP’s favor in the contingent purchase price consideration payment lawsuit brought against NRP by Anadarko. Anadarko did not appeal the trial court’s ruling. Accordingly, this case is now concluded with no liability incurred by NRP.
Conference Call
A conference call will be held today at 9:00 a.m. ET. To join the conference call, dial (844) 583-4546 and provide the conference ID 1465967. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Company Profile
Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected production levels by the Partnership's lessees; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) from continuing operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2019	2018	2019	2019	2018
Revenues and other income
Coal royalty and other	$37,032	$43,966	$39,919	$191,069	$178,878
Transportation and processing services	4,539	6,649	3,865	19,279	23,887
Equity in earnings of Ciner Wyoming	10,256	13,320	13,818	47,089	48,306
Gain on litigation settlement	—	25,000	—	—	25,000
Gain (loss) on asset sales and disposals	(111)	1,622	6,107	6,498	2,441
Total revenues and other income	$51,716	$90,557	$63,709	$263,935	$278,512
Operating expenses
Operating and maintenance expenses	$5,925	$8,387	$5,994	$32,738	$29,509
Depreciation, depletion and amortization	3,186	6,325	3,384	14,932	21,689
General and administrative expenses	3,931	5,714	4,253	16,730	16,496
Asset impairments	147,730	18,038	484	148,214	18,280
Total operating expenses	$160,772	$38,464	$14,115	$212,614	$85,974
Income (loss) from operations	$(109,056)	$52,093	$49,594	$51,321	$192,538
Other expenses, net
Interest expense, net	$(10,392)	$(17,001)	$(10,431)	$(47,453)	$(70,178)
Loss on extinguishment of debt	—	—	—	(29,282)	—
Total other expenses, net	$(10,392)	$(17,001)	$(10,431)	$(76,735)	$(70,178)
Net income (loss) from continuing operations	$(119,448)	$35,092	$39,163	$(25,414)	$122,360
Income from discontinued operations	750	13,966	7	956	17,687
Net income (loss)	$(118,698)	$49,058	$39,170	$(24,458)	$140,047
Net income attributable to non-controlling interest	—	—	—	—	(510)
Net income (loss) attributable to NRP	$(118,698)	$49,058	$39,170	$(24,458)	$139,537
Less: income attributable to preferred unitholders	(7,500)	(7,500)	(7,500)	(30,000)	(30,000)
Net income (loss) attributable to common unitholders and general partner	$(126,198)	$41,558	$31,670	$(54,458)	$109,537

Net income (loss) attributable to common unitholders	$(123,674)	$40,727	$31,036	$(53,369)	$107,346
Net income (loss) attributable to the general partner	(2,524)	831	634	(1,089)	2,191
Income (loss) from continuing operations per common unit
Basic	$(10.15)	$2.21	$2.53	$(4.43)	$7.35
Diluted	(10.15)	1.69	1.66	(4.43)	5.90
Net income (loss) per common unit
Basic	$(10.09)	$3.33	$2.53	$(4.35)	$8.77
Diluted	(10.09)	2.36	1.66	(4.35)	6.76

Net income (loss)	$(118,698)	$49,058	$39,170	$(24,458)	$140,047
Comprehensive income (loss) from unconsolidated investment and other	1,208	619	(520)	868	(149)
Comprehensive income (loss)	$(117,490)	$49,677	$38,650	$(23,590)	$139,898
Comprehensive income attributable to non-controlling interest	—	—	—	—	(510)
Comprehensive income (loss) attributable to NRP	$(117,490)	$49,677	$38,650	$(23,590)	$139,388

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2019	2018	2019	2019	2018
Cash flows from operating activities
Net income (loss)	$(118,698)	$49,058	$39,170	$(24,458)	$140,047
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	3,186	6,325	3,384	14,932	21,689
Distributions from unconsolidated investment	6,370	9,800	6,370	31,850	44,453
Equity earnings from unconsolidated investment	(10,256)	(13,320)	(13,818)	(47,089)	(48,306)
Loss (gain) on asset sales and disposals	111	(1,622)	(6,107)	(6,498)	(2,441)
Loss on extinguishment of debt	—	—	—	29,282	—
Income from discontinued operations	(750)	(13,966)	(7)	(956)	(17,687)
Asset impairments	147,730	18,038	484	148,214	18,280
Bad debt expense	620	(302)	151	7,462	(62)
Unit-based compensation expense	519	290	466	2,361	1,434
Amortization of debt issuance costs and other	464	3,112	1,072	3,687	7,133
Change in operating assets and liabilities:
Accounts receivable	(3,924)	461	996	(6,035)	(6,062)
Accounts payable	(412)	1,048	355	(1,234)	1,138
Accrued liabilities	1,427	3,212	439	(3,656)	19
Accrued interest	(12,048)	8,806	7,163	(12,029)	(1,138)
Deferred revenue	3,188	10,265	(1,236)	(732)	19,465
Other items, net	1,867	(716)	2,852	2,218	320
Net cash provided by operating activities of continuing operations	$19,394	$80,489	$41,734	$137,319	$178,282
Net cash provided by (used in) operating activities of discontinued operations	(4)	886	(359)	(8)	10,641
Net cash provided by operating activities	$19,390	$81,375	$41,375	$137,311	$188,923

Cash flows from investing activities
Distributions from unconsolidated investment in excess of cumulative earnings	$—	$—	$—	$—	$2,097
Proceeds from asset sales and disposals	(111)	1,623	6,108	6,500	2,449
Return of long-term contract receivable	392	455	459	1,743	3,061
Acquisition of mineral rights	(22)	—	—	(22)	—
Net cash provided by investing activities of continuing operations	$259	$2,078	$6,567	$8,221	$7,607
Net cash provided by (used in) investing activities of discontinued operations	(73)	192,364	(122)	(629)	183,021
Net cash provided by investing activities	$186	$194,442	$6,445	$7,592	$190,628

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Cash flows from financing activities
Debt borrowings	—	—	—	300,000	35,000
Debt repayments	(20,335)	(119,986)	(8,277)	(463,082)	(175,706)
Redemption of preferred units paid-in-kind	—	—	—	—	(8,844)
Distributions to common unitholders and general partner	(5,630)	(5,623)	(5,630)	(33,150)	(22,486)
Distributions to preferred unitholders	(7,500)	(7,500)	(7,500)	(30,000)	(30,265)
Contributions from (to) discontinued operations	(77)	197,965	(481)	(637)	195,690
Debt issuance costs and other	(9)	—	(25)	(26,436)	(228)
Net cash provided by (used in) financing activities of continuing operations	$(33,551)	$64,856	$(21,913)	$(253,305)	$(6,839)
Net cash provided by (used in) financing activities of discontinued operations	77	(198,030)	481	637	(196,509)
Net cash used in financing activities	$(33,474)	$(133,174)	$(21,432)	$(252,668)	$(203,348)

Net increase (decrease) in cash, cash equivalents and restricted cash	$(13,898)	$142,643	$26,388	$(107,765)	$176,203

Cash, cash equivalents and restricted cash of continuing operations at beginning of period	$112,163	$58,607	$85,775	$206,030	$26,980
Cash and cash equivalents of discontinued operations at beginning of period	—	4,780	—	—	2,847
Cash, cash equivalents and restricted cash at beginning of period	$112,163	$63,387	$85,775	$206,030	$29,827

Cash, cash equivalents and restricted cash at end of period	$98,265	$206,030	$112,163	$98,265	$206,030
Less: cash and cash equivalents of discontinued operations at end of period	—	—	—	—	—
Cash, cash equivalents and restricted cash of continuing operations at end of period	$98,265	$206,030	$112,163	$98,265	$206,030

Supplemental cash flow information:
Cash paid during the period for interest of continuing operations	$22,327	$6,838	$3,225	$58,597	$64,991

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	December 31,
(In thousands, except unit data)	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$98,265	$101,839
Restricted cash	—	104,191
Accounts receivable, net	30,869	32,058
Prepaid expenses and other, net	1,244	3,462
Current assets of discontinued operations	1,706	993
Total current assets	$132,084	$242,543
Land	24,008	24,008
Mineral rights, net	605,096	743,112
Intangible assets, net	17,687	42,513
Equity in unconsolidated investment	263,080	247,051
Long-term contract receivable	36,963	38,945
Other assets, net	6,989	3,475
Total assets	$1,085,907	$1,341,647
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,179	$2,414
Accrued liabilities	8,764	12,347
Accrued interest	2,316	14,345
Current portion of deferred revenue	4,608	3,509
Current portion of long-term debt, net	45,776	115,184
Current liabilities of discontinued operations	65	947
Total current liabilities	$62,708	$148,746
Deferred revenue	47,213	49,044
Long-term debt, net	470,422	557,574
Other non-current liabilities	4,949	1,150
Total liabilities	$585,292	$756,514
Commitments and contingencies
Class A Convertible Preferred Units (250,000 units issued and outstanding at $1,000 par value per unit; liquidation preference of $1,500 per unit)	$164,587	$164,587
Partners’ capital:
Common unitholders’ interest (12,261,199 and 12,249,469 units issued and outstanding at December 31, 2019 and 2018, respectively)	$271,471	$355,113
General partner’s interest	3,270	5,014
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive loss	(2,594)	(3,462)
Total partners’ capital	$338,963	$423,481
Non-controlling interest	(2,935)	(2,935)
Total capital	$336,028	$420,546
Total liabilities and capital	$1,085,907	$1,341,647

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2017	12,232	$199,851	$1,857	$66,816	$(3,313)	$265,211	$(3,394)	$261,817
Cumulative effect of adoption of accounting standard	—	69,057	1,409	—	—	70,466	—	70,466
Net income (1)	—	136,746	2,791	—	—	139,537	510	140,047
Distributions to common unitholders and general partner	—	(22,036)	(450)	—	—	(22,486)	—	(22,486)
Distributions to preferred unitholders	—	(29,660)	(605)	—	—	(30,265)	—	(30,265)
Issuance of unit-based awards	17	546	—	—	—	546	—	546
Unit-based awards amortization and vesting	—	560	—	—	—	560	—	560
Comprehensive income (loss) from unconsolidated investment and other	—	49	12	—	(149)	(88)	(51)	(139)
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546
Net loss (1)	—	(23,969)	(489)	—	—	(24,458)	—	(24,458)
Distributions to common unitholders and general partner	—	(32,487)	(663)	—	—	(33,150)	—	(33,150)
Distributions to preferred unitholders	—	(29,400)	(600)	—	—	(30,000)	—	(30,000)
Issuance of unit-based awards	12	486	—	—	—	486	—	486
Unit-based awards amortization and vesting	—	1,804	—	—	—	1,804	—	1,804
Comprehensive income (loss) from unconsolidated investment and other	—	(76)	8	—	868	800	—	800
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028

(1)
Net income (loss) includes $30.0 million attributable to preferred unitholders that accumulated during the period, of which $29.4 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2019 and 2018 and September 30, 2019:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2019
Revenues	$41,571	$10,256	$—	$51,827
Loss on asset sales and disposals	(111)	—	—	(111)
Total revenues and other income	$41,460	$10,256	$—	$51,716
Asset impairments	$147,730	$—	$—	$147,730
Net income (loss) from continuing operations	$(115,355)	$10,230	$(14,323)	$(119,448)
Adjusted EBITDA (1)	$35,561	$6,344	$(3,931)	$37,974
Cash flow provided by (used in) continuing operations:
Operating activities	$39,042	$6,344	$(25,992)	$19,394
Investing activities	$259	$—	$—	$259
Financing activities	$—	$—	$(33,551)	$(33,551)
Distributable cash flow (1) (2)	$39,323	$6,344	$(25,992)	$19,602
Free cash flow (1)	$39,412	$6,344	$(25,992)	$19,764

Three Months Ended December 31, 2018
Revenues	$50,615	$13,320	$—	$63,935
Gain on litigation settlement	25,000	—	—	25,000
Gain on asset sales and disposals	1,622	—	—	1,622
Total revenues and other income	$77,237	$13,320	$—	$90,557
Asset impairments	$18,038	$—	$—	$18,038
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Adjusted EBITDA (1)	$68,850	$9,800	$(5,714)	$72,936
Cash flow provided by (used in) continuing operations:
Operating activities	$80,272	$9,800	$(9,583)	$80,489
Investing activities	$2,078	$—	$—	$2,078
Financing activities	$—	$—	$64,856	$64,856
Distributable cash flow (1) (2)	$82,350	$9,800	$(9,583)	$280,658
Free cash flow (1)	$80,727	$9,800	$(9,583)	$80,944

Three Months Ended September 30, 2019
Revenues	$43,784	$13,818	$—	$57,602
Gain on asset sales and disposals	6,107	—	—	6,107
Total revenues and other income	$49,891	$13,818	$—	$63,709
Asset impairments	$484	$—	$—	$484
Net income (loss) from continuing operations	$40,252	$13,595	$(14,684)	$39,163
Adjusted EBITDA (1)	$44,120	$6,147	$(4,253)	$46,014
Cash flow provided by (used in) continuing operations:
Operating activities	$41,094	$6,147	$(5,507)	$41,734
Investing activities	$6,567	$—	$—	$6,567
Financing activities	$—	$—	$(21,913)	$(21,913)
Distributable cash flow (1) (2)	$47,661	$6,147	$(5,507)	$48,179
Free cash flow (1)	$41,553	$6,147	$(5,507)	$42,193

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following tables present NRP's unaudited business results by segment for the year ended December 31, 2019 and 2018:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2019
Revenues	$210,348	$47,089	$—	$257,437
Gain on asset sales and disposals	6,498	—	—	6,498
Total revenues and other income	$216,846	$47,089	$—	$263,935
Asset impairments	$148,214	$—	$—	$148,214
Net income (loss) from continuing operations	$21,211	$46,840	$(93,465)	$(25,414)
Adjusted EBITDA (1)	$184,357	$31,601	$(16,730)	$199,228
Cash flow provided by (used in) continuing operations:
Operating activities	$178,863	$31,601	$(73,145)	$137,319
Investing activities	$8,221	$—	$—	$8,221
Financing activities	$—	$—	$(253,305)	$(253,305)
Distributable cash flow (1) (2)	$187,106	$31,601	$(73,145)	$144,933
Free cash flow (1)	$180,584	$31,601	$(73,145)	$139,040

Year Ended December 31, 2018
Revenues	$202,765	$48,306	$—	$251,071
Gain on litigation settlement	25,000	—	—	25,000
Gain on asset sales and disposals	2,441	—	—	2,441
Total revenues and other income	$230,206	$48,306	$—	$278,512
Asset impairments	$18,280	$—	$—	$18,280
Net income (loss) from continuing operations	$160,728	$48,306	$(86,674)	$122,360
Adjusted EBITDA (1)	$200,187	$46,550	$(16,496)	$230,241
Cash flow provided by (used in) continuing operations:
Operating activities	$212,394	$44,453	$(78,565)	$178,282
Investing activities	$5,510	$2,097	$—	$7,607
Financing activities	$—	$—	$(6,839)	$(6,839)
Distributable cash flow (1) (2)	$217,904	$46,550	$(78,565)	$383,980
Free cash flow (1)	$215,455	$46,550	$(78,565)	$183,440

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

(2)	Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2019	2018	2019	2019	2018
Coal sales volumes (tons)
Appalachia
Northern (1)	686	1,697	290	3,460	3,187
Central	2,908	3,415	3,222	13,377	14,997
Southern	498	422	438	1,670	1,710
Total Appalachia	4,092	5,534	3,950	18,507	19,894
Illinois Basin	555	648	551	2,201	2,739
Northern Powder River Basin	1,057	1,417	532	3,036	4,313
Total coal sales volumes	5,704	7,599	5,033	23,744	26,946
Coal royalty revenue per ton
Appalachia
Northern (1)	$0.88	$1.78	$2.54	$1.96	$2.74
Central	4.58	5.79	5.25	5.53	5.62
Southern	5.96	7.89	5.99	6.69	7.20
Illinois Basin	4.53	4.84	4.82	4.66	4.63
Northern Powder River Basin	2.33	2.56	4.69	2.90	2.65
Combined average coal royalty revenue per ton	3.84	4.33	5.05	4.67	4.80
Coal royalty revenues
Appalachia
Northern (1)	$602	$3,021	$735	$6,775	$8,719
Central	13,332	19,764	16,929	73,960	84,302
Southern	2,965	3,327	2,626	11,169	12,312
Total Appalachia	16,899	26,112	20,290	91,904	105,333
Illinois Basin	2,516	3,140	2,658	10,255	12,673
Northern Powder River Basin	2,462	3,628	2,492	8,809	11,445
Unadjusted coal royalty revenues	21,877	32,880	25,440	110,968	129,451
Coal royalty adjustment for minimum leases	174	(12)	(713)	(1,356)	(110)
Total coal royalty revenues	$22,051	$32,868	$24,727	$109,612	$129,341
Other revenues
Production lease minimum revenues	$2,737	$1,897	$2,752	$24,068	$8,207
Minimum lease straight-line revenues	3,758	623	3,982	14,910	2,362
Property tax revenues	1,871	1,454	1,606	6,287	5,422
Wheelage revenues	845	1,329	1,675	5,880	6,484
Coal overriding royalty revenues	3,333	3,386	2,189	13,496	13,878
Lease amendment revenues	1,271	—	1,535	7,991	—
Aggregates royalty revenues	610	1,188	954	4,265	4,739
Oil and gas royalty revenues	456	929	374	3,031	6,608
Other revenues	100	292	125	1,529	1,837
Total other revenues	$14,981	$11,098	$15,192	$81,457	$49,537
Coal royalty and other	$37,032	$43,966	$39,919	$191,069	$178,878
Transportation and processing services revenues	4,539	6,649	3,865	19,279	23,887
Gain on litigation settlement	—	25,000	—	—	25,000
Gain (loss) on asset sales and disposals	(111)	1,622	6,107	6,498	2,441
Total Coal Royalty and Other segment revenues and other income	$41,460	$77,237	$49,891	$216,846	$230,206

(1)	Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2019
Net income (loss) from continuing operations	$(115,355)	$10,230	$(14,323)	$(119,448)
Less: equity earnings from unconsolidated investment	—	(10,256)	—	(10,256)
Add: total distributions from unconsolidated investment	—	6,370	—	6,370
Add: interest expense, net	—	—	10,392	10,392
Add: depreciation, depletion and amortization	3,186	—	—	3,186
Add: asset impairments	147,730	—	—	147,730
Adjusted EBITDA	$35,561	$6,344	$(3,931)	$37,974

Three Months Ended December 31, 2018
Net income (loss) from continuing operations	$44,487	$13,320	$(22,715)	$35,092
Less: equity earnings from unconsolidated investment	—	(13,320)	—	(13,320)
Add: total distributions from unconsolidated investment	—	9,800	—	9,800
Add: interest expense, net	—	—	17,001	17,001
Add: depreciation, depletion and amortization	6,325	—	—	6,325
Add: asset impairments	18,038	—	—	18,038
Adjusted EBITDA	$68,850	$9,800	$(5,714)	$72,936

Three Months Ended September 30, 2019
Net income (loss) from continuing operations	$40,252	$13,595	$(14,684)	$39,163
Less: equity earnings from unconsolidated investment	—	(13,818)	—	(13,818)
Add: total distributions from unconsolidated investment	—	6,370	—	6,370
Add: interest expense, net	—	—	10,431	10,431
Add: depreciation, depletion and amortization	3,384	—	—	3,384
Add: asset impairments	484	—	—	484
Adjusted EBITDA	$44,120	$6,147	$(4,253)	$46,014

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2019
Net income (loss) from continuing operations	$21,211	$46,840	$(93,465)	$(25,414)
Less: equity earnings from unconsolidated investment	—	(47,089)	—	(47,089)
Less: net income attributable to non-controlling interest	—	—	—	—
Add: total distributions from unconsolidated investment	—	31,850	—	31,850
Add: interest expense, net	—	—	47,453	47,453
Add: loss on extinguishment of debt	—	—	29,282	29,282
Add: depreciation, depletion and amortization	14,932	—	—	14,932
Add: asset impairments	148,214	—	—	148,214
Adjusted EBITDA	$184,357	$31,601	$(16,730)	$199,228

Year Ended December 31, 2018
Net income (loss) from continuing operations	$160,728	$48,306	$(86,674)	$122,360
Less: equity earnings from unconsolidated investment	—	(48,306)	—	(48,306)
Less: net income attributable to non-controlling interest	(510)	—	—	(510)
Add: total distributions from unconsolidated investment	—	46,550	—	46,550
Add: interest expense, net	—	—	70,178	70,178
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	21,689	—	—	21,689
Add: asset impairments	18,280	—	—	18,280
Adjusted EBITDA	$200,187	$46,550	$(16,496)	$230,241

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Three Months Ended December 31, 2019
Net cash provided by (used in) operating activities of continuing operations	$39,042	$6,344	$(25,992)	19,394
Add: proceeds from asset sales and disposals	(111)	—	—	(111)
Add: proceeds from sale of discontinued operations	—	—	—	(73)
Add: return of long-term contract receivable	392	—	—	392
Distributable cash flow	$39,323	$6,344	$(25,992)	$19,602
Less: proceeds from asset sales and disposals	111	—	—	111
Less: proceeds from sale of discontinued operations	—	—	—	73
Less: expansion capital expenditures	(22)	—	—	(22)
Free cash flow	$39,412	$6,344	$(25,992)	$19,764

Three Months Ended December 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$80,272	$9,800	$(9,583)	$80,489
Add: proceeds from asset sales and disposals	1,623	—	—	1,623
Add: proceeds from sale of discontinued operations	—	—	—	198,091
Add: return of long-term contract receivable	455	—	—	455
Distributable cash flow	$82,350	$9,800	$(9,583)	$280,658
Less: proceeds from asset sales and disposals	(1,623)	—	—	(1,623)
Less: proceeds from sale of discontinued operations	—	—	—	(198,091)
Less: expansion capital expenditures	—	—	—	—
Free cash flow	$80,727	$9,800	$(9,583)	$80,944

Three Months Ended September 30, 2019
Net cash provided by (used in) operating activities of continuing operations	$41,094	$6,147	$(5,507)	$41,734
Add: proceeds from asset sales and disposals	6,108	—	—	6,108
Add: proceeds from sale of discontinued operations	—	—	—	(122)
Add: return of long-term contract receivable	459	—	—	459
Distributable cash flow	$47,661	$6,147	$(5,507)	$48,179
Less: proceeds from asset sales and disposals	(6,108)	—	—	(6,108)
Less: proceeds from sale of discontinued operations	—	—	—	122
Less: expansion capital expenditures	—	—	—	—
Free cash flow	$41,553	$6,147	$(5,507)	$42,193

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
Year Ended December 31, 2019
Net cash provided by (used in) operating activities of continuing operations	$178,863	$31,601	$(73,145)	$137,319
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	—	—	—
Add: proceeds from asset sales and disposals	6,500	—	—	6,500
Add: proceeds from sale of discontinued operations	—	—	—	(629)
Add: return of long-term contract receivable	1,743	—	—	1,743
Distributable cash flow	$187,106	$31,601	$(73,145)	$144,933
Less: proceeds from asset sales and disposals	(6,500)	—	—	(6,500)
Less: proceeds from sale of discontinued operations	—	—	—	629
Less: expansion capital expenditures	(22)	—	—	(22)
Free cash flow	$180,584	$31,601	$(73,145)	$139,040

Year Ended December 31, 2018
Net cash provided by (used in) operating activities of continuing operations	$212,394	$44,453	$(78,565)	$178,282
Add: distributions from unconsolidated investment in excess of cumulative earnings	—	2,097	—	2,097
Add: proceeds from asset sales and disposals	2,449	—	—	2,449
Add: proceeds from sale of discontinued operations	—	—	—	198,091
Add: return of long-term contract receivable	3,061	—	—	3,061
Distributable cash flow	$217,904	$46,550	$(78,565)	$383,980
Less: proceeds from asset sales and disposals	(2,449)	—	—	(2,449)
Less: proceeds from sale of discontinued operations	—	—	—	(198,091)
Less: expansion capital expenditures	—	—	—	—
Free cash flow	$215,455	$46,550	$(78,565)	$183,440

Free Cash Flow Excluding Discontinued Operations and One-Time Beneficial Items and Cash Flow Cushion

	Year Ended December 31,
(In thousands)	2019	2018
Free cash flow	$139,040	$183,440
Less: free cash flow used by discontinued operations	(8)	(540)
Free cash flow including discontinued operations	$139,032	$182,900
Add: free cash flow used by discontinued operations	8	540
Less: cash flow from one-time Hillsboro litigation settlement	—	(25,000)
Free cash flow excluding discontinued operations	$139,040	$158,440
Less: mandatory Opco debt repayments	(68,128)	(80,765)
Less: preferred unit distributions and redemption of PIK units	(30,000)	(39,109)
Less: common unit distributions	(33,150)	(22,486)
Cash flow cushion	$7,762	$16,080

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Leverage Ratio

(In thousands)	Year Ended December 31, 2019
Adjusted EBITDA	$199,228
Debt—at December 31, 2019	$524,056
Leverage Ratio (1)	2.6	x

(1)	Leverage Ratio is calculated as the outstanding principal of NRP's debt as of December 31, 2019 divided by the last twelve months' Adjusted EBITDA.

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended December 31, 2019
Net income (loss) from continuing operations	$21,211	$46,840	$(93,465)	$(25,414)
Financing costs	—	—	79,361	79,361
Return	$21,211	$46,840	$(14,104)	$53,947

As of December 31, 2018
Total assets of continuing operations	$986,680	$247,051	$106,923	$1,340,654
Less: total current liabilities of continuing operations excluding current debt	(12,604)	—	(20,011)	(32,615)
Less: total long-term liabilities of continuing operations excluding long-term debt	(50,119)	—	(75)	(50,194)
Capital employed excluding discontinued operations	$923,957	$247,051	$86,837	$1,257,845

Total partners' capital (1)	$926,892	$247,051	$(750,508)	$423,481
Less: non-controlling interest	(2,935)	—	—	(2,935)
Less: partners' capital from discontinued operations	—	—	—	(46)
Total partners' capital excluding discontinued operations	$923,957	$247,051	$(750,508)	$420,500
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	672,758	672,758
Capital employed excluding discontinued operations	$923,957	$247,051	$86,837	$1,257,845

ROCE excluding discontinued operations	2.3%	19.0%	N/A	4.3%

Excluding asset impairments:
Return	$21,211	$46,840	$(14,104)	$53,947
Add: asset impairments	148,214	—	—	148,214
Return excluding asset impairments	$169,425	$46,840	$(14,104)	$202,161

ROCE excluding discontinued operations and asset impairments	18.3%	19.0%	N/A	16.1%

(1)	Total Partners' Capital includes $0.05 million from discontinued operations.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Change in Common Unitholders' Equity Excluding Asset Impairments Attributable to Common Unitholders
(In thousands)

2019 Common unitholders' equity	$271,471
2018 Common unitholders' equity	355,113
2019 Change in common unitholders' equity	$(83,642)

2019 Asset impairments	$148,214
2019 Asset impairments attributable to common unitholders	$145,250

2019 Change in common unitholders' equity excluding asset impairments attributable to common unitholders	$61,608

-end-